                                                                Exhibit 10.1.7.b



                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                     AIRONET WIRELESS COMMUNICATIONS, INC.
                             1996 STOCK OPTION PLAN


                                   BACKGROUND

         A. The Amended and Restated Aironet Wireless Communications, Inc. 1996 Stock Option Plan (the "Plan") was adopted by the Board of Directors of Aironet Wireless Communications, Inc. (the "Company") and approved by the stockholders of the Company on March 30, 1998.

         B. The Plan currently requires that certain conditions be satisfied prior to the exercise of vested options (the "Exercise Conditions"). Subject to stockholder approval, the Directors desire amend the Plan to remove the Exercise Conditions by a date certain.

         C. The maximum aggregate number of shares of Common Stock (as defined in the Plan) which may be issued under the Plan is 2,150,500. Subject to stockholder approval, the Directors desire to increase the number of shares of Common Stock reserved under the Plan.

         D. In accordance with the terms and conditions of the Plan, this Amendment shall apply to previously issued Options without the consent of the option holders, as this Amendment is favorable to such holders.

            1. PLAN AMENDMENT.

            Section 3(a) of the Plan captioned "NUMBER OF SHARES ISSUABLE" is amended in its entirety to read as follows:

            (a) NUMBER OF SHARES ISSUABLE. Subject to adjustment in accordance with Section 12, the maximum aggregate number of shares of Common Stock which may be issued and sold under Options granted pursuant to the Plan is 2,223,000 shares of Common Stock. The Shares issued and sold upon the exercise of Options may be treasury Shares, Shares of original issue or a combination thereof.

            Section 10(a) of the Plan captioned "EXERCISE ELIGIBILITY" is amended in its entirety to read as follows:

            (a) EXERCISE ELIGIBILITY. An Option may be exercised in accordance with the terms hereof at any time after, and only after, the earlier of:

                (i) a Change in Control (as defined in Paragraph (c) of
            Section 12) or

                (ii) an IPO; or

                (iii) March 31, 2001.

         In the event of any conflict or apparent conflict between the provisions of this Section 10(a) and any other provision in the Plan, the provisions of this Section 10(a) shall control.

            2. EFFECTIVENESS OF AMENDMENT. This Amendment was duly approved and adopted by the Board of Directors and Stockholders of the Company effective March 31, 1999.

            3. Each initially capitalized term used but not defined in this Amendment shall have the same meaning given to such term in the Plan.

            4. Except as amended hereby, the provisions of the Plan shall remain in full force and effect.



                                    - END -